EXHIBIT NO. 23.01


                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 13, 1996, included in the Form 11-K covering the Kennametal Thrift Plan for the year ended June 30, 1996, our reports dated July 22, 1996, included (or incorporated by reference) in Kennametal Inc.'s Form 10-K for the year ended June 30, 1996, and all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
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Arthur Andersen LLP
Pittsburgh, Pennsylvania
December 19, 1996